SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2005

Pharmaceutical Formulations, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-11274 (Commission File Number)	22-2367644 (IRS Employer Identification No.)

460 Plainfield Avenue, Edison, New Jersey 08818
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: 732-985-7100

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 8.01.    Other Events.

          On August 8, 2005, the United States Bankruptcy Court for the District of Delaware issued an order approving the bidding procedures with respect to the proposed sale of assets by the Company to Leiner Health Products L.L.C. and approving the expense reimbursement (of up to $375,000) and the break-up fee (reduced from $750,000 to $500,000), payable to Leiner under the conditions described in the July 8, 2005 asset purchase agreement with Leiner. Pursuant to the bidding procedures order, any objections to the sale must be filed by September 13, 2005; any competing bids must be submitted by September 14, 2005; if there are competing bids, an auction will be held on September 19, 2005; and the court hearing to approve any sale is scheduled for September 20, 2005.

          On August 8, 2005, the court also issued a corrected order authorizing the adoption and implementation of the key employee retention plan.

ITEM 9.01    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired - not applicable

(b) Pro Forma Financial Information - not applicable

(c) Exhibits

10.1	Asset Purchase Agreement between Pharmaceutical Formulations, Inc. and Leiner Health Products L.L.C. dated July 8, 2005

10.2	Pharmaceutical Formulations, Inc. Key Employee Retention Plan as filed with the United States Bankruptcy Court and approved on August 8, 2005

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACEUTICAL FORMULATIONS, INC. By: /s/ James Ingram Name: James Ingram Title: Chairman of the Board and Chief Executive Officer

Dated: August 18, 2005

EXHIBIT INDEX

10.1	Asset Purchase Agreement between Pharmaceutical Formulations, Inc. and Leiner Health Products L.L.C. dated July 8, 2005

10.2	Pharmaceutical Formulations, Inc. Key Employee Retention Plan as filed with the United States Bankruptcy Court and approved on August 8, 2005